THIRD QUARTER 2016 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for year ended December 31, 2015, and our quarterly report on Form 10-Q for the quarter ended September 30, 2016, which we expect to file on or before November 9, 2016. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our acquisition of the branches and certain assets and liabilities of The Bank of Oswego and the combined entity resulting from that transaction; complete and integrate; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; the outcome and the effect, if any, of regulatory examinations and actions taken by our various regulators; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward- looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending September 30, 2016, and is unaudited, although certain information related to the year ended December 31, 2015, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the Western United States • Leading Northwest mortgage lender • 132 offices in the Western United States and Hawaii • Total assets of $6.2 billion 3

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of commercial and retail deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target long-term 15%+ ROTE Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

Successful Diversification Strategy of growing our Commercial and Consumer Banking segment driving strong growth and diversification of our loan portfolio and earnings 5 June 2013 quarter represented the beginning of our acquisition strategy post IPO * 2012 was the peak of the post-recession refinance wave ** 41% of total asset growth has been through acquisitions 2Q13 3Q16 12 Month Core Net Income* 66,496$ 12 Month Core Net Income 69,022$ Commercial Banking % -12% Commercial Banking % 46% Mortgage Banking % 112% Mortgage Banking % 54% 12 Month Revenue 323,283$ 12 Month Revenue 523,053$ Net interest Income % 20% Net interest Income % 33% Non-interest Income % 80% Non-interest Income % 67% 53% 9% 27% 2% 4% 5% Total Assets - $2.8 billion Loan Portfolio - $1.4 Billion Single family Home equity and other CRE Multifamily Construction Commercial business 31% 9% 21% 15% 18% 6% Total Assets - $6.2 Billion** Loan Portfolio - $3.8 Billion Single family Home equity and other CRE Multifamily Construction Commercial business

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets and then adding our full range of products and services

Disciplined Acquisition Objectives

- **Internal rate of return in excess of 15%**
- **EPS accretive**
- **Low-to-mid teens return on invested capital**
- **Less than 10% initial tangible book value per share dilution**
- **Less than 4 years tangible book value per share dilution earnback**

Acquisition History

Target	State	Date: Announce	Date: Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
The Bank of Oswego	OR	5/11/2016	8/12/2016	$ 42	NA	NA (1)
Orange County Business Bank	CA	9/28/2015	2/1/2016	200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$ 1,263	$ 226	110 (2)

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Real Estate – Southern California**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **SBA Lending group – Offices in Santa Ana, Beverly Hills, and Carlsbad California**
- **Fill-in Acquisitions – Purchasing two mature branches in Los Angeles County**
- **De-Novo Branch expansion associated with Kaiser Permanente affinity relationship**
  - Kearney Mesa & Mission Gorge in San Diego, CA and Riverside, CA

(1) Acquisition structured as a purchase of two branch locations and related loans and other assets and an assumption of certain liabilities including deposits

(2) Deal value weighted average price / TBV

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7 Recent Developments Results of Operations • Third quarter net income of $27.7 million or $1.11 diluted EPS • Excluding after tax acquisition-related items, core net income of $28.0 million or $1.12 diluted EPS (1) • Core return on tangible equity of 20.0%(1) • Total assets increased to $6.2B at September 30, 2016, from $5.9B at June 30, 2016 • Continued strong credit performance and fundamentals in all of our markets Strategic Growth Activity in 3Q16 • Completed the acquisition of loans and other assets, deposits, and the two branches from The Bank of Oswego in the Portland, Oregon area on August 12, 2016 • Opened one de-novo retail deposit branch in Riverside, CA, near a Kaiser Permanente medical center • Opened three single family home loan centers in Sherman Oaks, CA, Payson, AZ, and Scottsdale, AZ, offset by the closing of one single family home loan center in San Rafael, CA • Relocated our existing insurance agency staff to a separate office in Spokane, WA (1) See appendix for reconciliation of non-GAAP financial measures.

Results of Operations For the three months ended (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. For the nine months ended 8 ($ in thousands) Sept. 30, 2016 Sept. 30, 2015 Sept. 30, 2016 Sept. 30, 2015 Net interest income $ 46,802 $ 39,634 $ 131,975 $ 108,598 Provision for loan losses 1,250 700 3,750 4,200 Noninterest income 111,745 67,468 285,929 215,828 Noninterest expense 114,399 92,026 326,783 273,843 Net income before taxes 42,898 14,376 87,371 46,383 Income taxes 15,197 4,415 31,514 13,742 Net income $ 27,701 $ 9,961 $ 55,857 $ 32,641 Diluted EPS $ 1.11 $ 0.45 $ 2.27 $ 1.58 Core net income (1) $ 28,034 $ 9,449 $ 60,234 $ 35,550 Core EPS (1) $ 1.12 $ 0.42 $ 2.45 $ 1.72 Tangible BV/share (2) $ 22.45 $ 19.95 $ 22.45 $ 19.95 Core ROAA (1) 1.81% 0.78% 1.43% 1.07% Core ROAE (1) 19.07% 8.21% 14.62% 11.05% Core ROATE (1) 20.04% 8.59% 15.41% 11.57% Net Interest Margin 3.34% 3.67% 3.46% 3.63% Core efficiency ratio (1) 71.8% 86.2% 76.6% 81.4% Tier 1 Leverage Ratio (Bank) 9.91% 9.69% 9.91% 9.69% Total Risk-Based Capital (Bank) 14.41% 14.15% 14.41% 14.15% For the three months ended For the nine months ended

Results of Operations – Quarter Trend

($ in thousands)	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 [1]	Dec. 31, 2015	Sept. 30, 2015
	For the three months ended				
Net interest income	$ 46,802	$ 44,482	$ 40,691	$ 39,740	$ 39,634
Provision for loan losses	1,250	1,100	1,400	1,900	700
Noninterest income	111,745	102,476	71,708	65,409	67,468
Noninterest expense	114,399	111,031	101,353	92,725	92,026
Net income before taxes	42,898	34,827	9,646	10,524	14,376
Income taxes	15,197	13,078	3,239	1,846	4,415
Net income	$ 27,701	$ 21,749	$ 6,407	$ 8,678	$ 9,961
Diluted EPS	$ 1.11	$ 0.87	$ 0.27	$ 0.39	$ 0.45
Core net income [2]	$ 28,034	$ 22,415	$ 9,785	$ 8,787	$ 9,449
Core EPS [2]	$ 1.12	$ 0.90	$ 0.41	$ 0.39	$ 0.42
Tangible BV/share [3]	$22.45	$ 21.38	$ 20.37	$ 20.16	$ 19.95
Core ROAA [2]	1.81%	1.59%	0.78%	0.72%	0.78%
Core ROAE [2]	19.07%	16.36%	7.66%	7.47%	8.21%
Core ROATE [2]	20.04%	17.27%	8.08%	7.80%	8.59%
Net Interest Margin	3.34%	3.48%	3.55%	3.61%	3.67%
Core efficiency ratio [2]	71.8%	74.9%	85.6%	87.8%	86.2%
Tier 1 Leverage Ratio (Bank)	9.91%	10.28%	10.17%	9.46%	9.69%
Total Risk-Based Capital (Bank)	14.41%	14.33%	13.93%	13.92%	14.15%

(1) Includes two months of OCBB's results of operations.
(2) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(3) See appendix for reconciliation of non-GAAP financial measures.

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3.67% 0.03 0.032 0.034 0.036 0.038 0.04 0.042 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) $39.6 $39.7 $40.7 $44.5 $46.8 3.67% 3.61% 3.55% 3.48% 3.34% 2.75% 2.95% 3.15% 3.35% 3.55% 3.75% 3.95% 4.15% $- $1 .0 $20.0 $3 .0 $40.0 $5 .0 3Q15 4Q15 1Q16 2Q16 3Q16 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 3Q NIM declined 14 bps while net interest income increased $2 million • NIM decline primarily due to higher cost of interest-bearing funds – mostly resulting from the impact of the first full quarter of expense from private placement of $65 million senior debt issued in May – as well as due to asset mix shifts resulting from growth in lower yielding loans held for sale and investment securities as we temporarily invest the proceeds from the senior debt offering in these products • Higher net interest income due to 9.7% growth in average interest-earning assets during the quarter that offset the decline in margin 10

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 3Q15 4Q15 1Q16 2Q16 3Q16 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $507 million or 10% in 3Q primarily from $215 million increase in average investment securities balances and $198 million increase in average loans held for sale balances • Loans held for investment, net, ending balances increased $65 million or 2% in 3Q • New commitments of $661 million in mortgage, commercial lending, commercial real estate and residential construction Avg. Yield 4.03% 4.03% 4.03% 4.00% 3.93% 11

HomeStreet Investment Securities Portfolio Yield As of 09/30/2016 2016 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 4.47 2.42 3.98 Composition Adjusted Barclays US Aggregate Index (4) 5.00 2.34 4.14 HMST performance data: BondEdge (1) As of September 30, 2016 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Performance Trust proprietary models as of 03/31/16, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Investment security portfolio market value is $998m. • The investment portfolio has an average credit rating of Aa1. • The portfolio total return ranks in the 92nd percentile compared to other banks (3) 12 3% 9% 37% 21% 30% Investment portfolio composition as of 09/30/2016 Treasury Corporate Municipal Passthrough CMO

$4.8 $5.2 $2.3 $3.7 $4.6 $4.8 $13.5 $8.1 $13.2 $14.5 $57.9 $46.6 $61.3 $85.6 $92.6 $67.5 $65.4 $71.7 $102.5 $111.7 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 3Q15 4Q15 1Q16 2Q16 3Q16 No nin ter st I nc om e (i n m illio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Other noninterest income Noninterest Income • Noninterest income increased 9% to $111.7 million in 3Q primarily due to higher net gain on mortgage loan origination and sale activities • Net gain on mortgage loan origination and sale activities increased $7.0 million primarily due to 14% higher single family rate lock and forward sale commitments volume • Mortgage servicing income increased $1.4 million primarily due to prepayment penalty fees received on payoff of commercial loans 13

1,600 2,000 2,400 2,800 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 3Q15 4Q15 1Q16 2Q16 3Q16 Non intere st E xpe nse (in mill ion s) Core noninterest expense Merger-related expenses FTE FTE Noninterest Expense • Excluding acquisition-related expenses, salaries and related costs increased by 6% in 3Q, primarily influenced by increased commissions on higher closed loan volume and 4% increase in full-time equivalent employees • Core efficiency ratio improved in both operating segments • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses, which are shown in “acquisition-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 14 Total noninterest expense $92.0 $92.7 $101.4 $111.0 $114.4 Merger-related expenses $0.4 $0.8 $5.2 $1.0 $0.5 Core noninterest expense (1) $91.6 $92.0 $96.2 $110.0 $113.9 Salaries & related costs (1) $61.0 $60.3 $63.8 $74.5 $79.2 General & administrative (1) $14.9 $16.0 $15.7 $17.1 $15.5 Other noninterest expense (1) $15.7 $15.7 $16.7 $18.4 $19.2 FTE 2,100 2,139 2,264 2,335 2,431 Core efficiency ratio (1) 86.2% 87.8% 85.5% 74.9% 71.8%

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential and commercial construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market share in primary markets in the West  Follow mortgage expansion • Diversify and grow loan portfolio 4-6% or more per quarter (1) • Manage non-interest expense increase to approximately 3% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 15

Commercial & Consumer Banking 16

Commercial & Consumer Banking Segment • Year over year net income is up, reflecting the success of strategic growth initiatives, both M&A and organic • Year to date net interest income increased 30% primarily due to 37% growth in average earning asset balances 17 (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Sept. 30, 2016 Sept. 30, 2015 Sept. 30, 2016 Sept. 30, 2015 Net interest income $ 39,339 $ 31,509 $ 113,378 $ 87,261 Provision for loan losses 1,250 700 3,750 4,200 Noninterest income 9,771 6,884 22,595 20,589 Noninterest expense 32,171 28,110 102,904 93,056 Net income before taxes 15,689 9,583 29,319 10,594 Income taxes 5,557 2,783 10,566 953 Net income $ 10,132 $ 6,800 $ 18,753 $ 9,641 Core net income (1) $ 10,465 $ 6,288 $ 23,130 $ 12,549 Core ROAA (1) 0.83% 0.66% 0.66% 0.49% Core ROAE (1) 8.57% 7.39% 6.81% 5.64% Core ROATE (1) 9.10% 7.87% 7.26% 6.04% Core efficiency ratio (1) 64.5% 73.6% 70.7% 76.9% Net Interest Margin 3.33% 3.62% 3.42% 3.58% Total average earning assets $4,793,035 $3,514,496 $ 4,436,608 $ 3,244,317 FTE 948 807 948 807 For the three months ended For the nine months ended

Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	*For the three months ended* Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 [1]	Dec. 31, 2015	Sept. 30, 2015
Net interest income	$ 39,339	$ 38,393	$ 35,646	$ 32,759	$ 31,509
Provision for loan losses	1,250	1,100	1,400	1,900	700
Noninterest income	9,771	8,181	4,643	8,778	6,884
Noninterest expense	32,171	34,103	36,630	29,542	28,110
Net income before taxes	15,689	11,371	2,259	10,095	9,583
Income taxes	5,557	4,292	717	1,718	2,783
Net income	$ 10,132	$ 7,079	$ 1,542	$ 8,377	$ 6,800
Core net income [2]	$ 10,465	$ 7,745	$ 4,920	$ 8,486	$ 6,288
Core ROAA [2]	0.83%	0.66%	0.46%	0.85%	0.66%
Core ROAE [2]	8.57%	6.87%	4.71%	9.11%	7.39%
Core ROATE [2]	9.10%	7.34%	5.03%	9.64%	7.87%
Core efficiency ratio [2]	64.5%	71.0%	78.0%	70.0%	73.6%
Net Interest Margin	3.33%	3.47%	3.54%	3.51%	3.62%
Total average earning assets	$4,793,035	$4,476,524	$4,039,023	$3,708,342	$3,514,496
FTE	948	926	903	828	807

- Core net income improved over the prior quarter due to higher noninterest income (+$1.6 million) primarily driven by prepayment fees and higher net interest income (+$946 thousand) resulting from 7% growth in average earning assets

[1] Includes two months of OCBB's results of operations.
[3] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]
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Loan Production/Loan Balance Trend 19 • New loan commitments for 3Q16 increased 44% from a year ago and included $415 million in commercial loans, representing 69% of all new loan commitments • Loans held for investment balances have grown 18% year to date, 71% of this growth was organic • 1Q16 balances included $126 million of loans added from the acquisition of OCBB, 3Q16 included $40 million of loans added from the acquisition of loans, deposits, and branches of The Bank of Oswego Commitme n ts B al an ce s ($ in thousands) Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Single Family $1,186,476 $1,218,216 $1,231,707 $1,203,180 $1,171,967 Single Family Custom Home Construction $143,492 $133,947 $119,363 $108,228 $81,554 Home Equity and other $338,155 $309,204 $275,405 $256,373 $237,491 Total Consumer Loans $1,668,123 $1,661,367 $1,626,475 $1,567,781 $1,491,012 Commercial Real Estate $810,346 $762,170 $661,932 $600,703 $563,241 Multifamily $562,272 $562,728 $543,887 $426,557 $382,392 Residential Construction $245,327 $221,442 $202,427 $177,335 $153,212 Commercial Real Estate/Multifamily Construction $272,994 $284,052 $308,030 $297,597 $295,105 Commercial Business $237,117 $239,077 $213,084 $154,262 $158,135 Total Commercial Loans $2,128,056 $2,069,469 $1,929,360 $1,656,454 $1,552,085 Total Loans Held for Investment (before Deferred Fees and Allowance) $3,796,179 $3,730,836 $3,555,835 $3,224,235 $3,043,097 ($ in thousands) Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Single Family $60,356 $66,194 $74,048 $99,621 $62,702 Single Family Custom Home Construction $54,575 $53,736 $47,519 $73,978 $41,944 Home Equity and other $70,914 $75,452 $55, 69 $54,047 $37,716 Total Consumer Loans $185,8 5 $195,382 $176,836 $227,646 $142,362 C mercial Real Estate/Multifamily $147,1 0 $220,592 $146,563 $136,370 $99,48 Residential Constructio $173 255 $172 285 $105 847 $114 31 $114 25 Commercial Real Estate/Multifamily Construction $68,740 $48,750 $27,420 $77,815 $33,605 Business $26,026 $32,100 $12,582 $18,572 $26,697 Total Commercial Loans $415,151 $473,727 $292,412 $347,288 $274,214 Total $600,996 $669,109 $469,24 $574,934 $416,576

Loan Portfolio • Loans held for investment increased $66.5 million, or 1.8% during the quarter to $3.8 billion • We continue to diversify the composition of the portfolio, commercial loans make up 60% of the portfolio at 3Q16 and single family and consumer loans make up 40% • CRE loans ended 3Q16 at $1.37 billion or 36% of the total LHFI portfolio and 65% of the commercial loan portfolio. Multifamily is the number one property type in this portfolio 20 Loan Composition $3.80 billion CRE by Property Type $1.37 billion

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

Multifamily	*Industrial/ Warehouse*	*Office*	*Retail*	*Other*
Loan Characteristics				
• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.20 DSCR • Avg. LTV @ Orig. ~ 61%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 61%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 67%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel
9/30/16 Balances Outstanding				
Balance: $564M % of Balances: 41% Portfolio Avg. LTV ~ 56% (1) Portfolio Avg. DSCR ~ 1.68x Avg. Loan Size: $1.1M Largest Dollar Loan: $24.1M	Balance: $179M % of Balances: 13% % Owner Occupied: 51% Portfolio LTV ~ 49% (1) Portfolio Avg. DSCR ~ 1.68x Avg. Loan Size: $1.7M Largest Dollar Loan: $10.9M	Balance: $305M % of Balances: 22% % Owner Occupied: 26% Portfolio LTV ~ 56% (1) Portfolio Avg. DSCR ~ 1.61x Avg. Loan Size: $1.6M Largest Dollar Loan: $25.8M	Balance: $205M % of Balances: 15% % Owner Occupied: 17% Portfolio LTV ~ 52% (1) Portfolio Avg. DSCR ~ 1.70x Avg. Loan Size: $1.5M Largest Dollar Loan: $19.9M	Balance: $120M % of Balances: 9% % of Owner Occupied: 64% Portfolio LTV ~ 44% (1) Portfolio Avg. DSCR ~ 1.83x Avg. Loan Size: $788K Largest Dollar Loan: $21.3M

Geographical Distribution (balances)


7%
11%
44%
21%
6%
11%


2%
14%
17%
6%
4%
57%


23%
10%
12%
4%
1%
50%


13%
8%
9%
15%
3%
52%


3%
3%
26%
19%
3%
47%

WA-Puget Sound | WA-Other | Oregon | CA-Los Angeles County | CA-Other | Other Includes: AK,CO,HI,ID,NV,TX,UT

HomeStreet

(1) Property values as of origination date

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Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land & Lots*
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 65%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~65%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 70%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 55%
9/30/16 Balances and Commitments				
Balance: $143M Unfunded Commitments: $109M % of Balances: 22% % of Unfunded Commitments: 20% Avg. Loan Size: $447K Largest Dollar Loan: $1.6M	Balance: $199M Unfunded Commitments: $173M % of Balances: 30% % of Unfunded Commitments: 32% Avg. Loan Size: $6.6M Largest Dollar Loan: $24.9M	Balance: $79M Unfunded Commitments: $10M % of Balances: 12% % of Unfunded Commitments: 2% Avg. Loan Size: $11.3M Largest Dollar Loan: $22.2M	Balance: $177M Unfunded Commitments: $232M % of Balances: 27% % of Unfunded Commitments: 42% Avg. Loan Size: $251K Largest Dollar Loan: $9.6M	Balance: $63M Unfunded Commitments: $22M % of Balances: 10% % of Commitments: 4% Avg. Loan Size: $554K Largest Dollar Loan: $3.8M

Geographical Distribution (balances)



25%
36%
7%
1%
1%
24%
4%
2%
2%
2%
8%
11%
39%
38%
31%
69%
5%
18%
28%
13%
4%
8%
22%
2%
9%
33%
34%
4%
6%
9%
3%
2%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

HomeStreet

22

Credit Quality

($ in thousands)	Sept. 30, 2016 HMST	Sept. 30, 2016 Peer Mdn [3]	Jun. 30, 2016 HMST	Jun. 30, 2016 Peer Mdn [3]	Mar. 31, 2016 HMST	Mar. 31, 2016 Peer Mdn [3]	Dec. 31, 2015 HMST	Dec. 31, 2015 Peer Mdn [3]	Sept. 30, 2015 HMST	Sept. 30, 2015 Peer Mdn [3]
Nonperforming assets [1]	$32,361	--	$26,443	--	$23,285	--	$24,699	--	$27,743	--
Nonperforming loans	$25,921	--	$15,745	--	$16,012	--	$17,168	--	$19,470	--
OREO	$6,440	--	$10,698	--	$7,273	--	$7,531	--	$8,273	--
Nonperforming assets/total assets [1]	0.52%	[4]	0.45%	0.45%	0.43%	0.49%	0.50%	0.60%	0.56%	0.53%
Nonperforming loans/total loans	0.68%	[4]	0.42%	0.40%	0.45%	0.43%	0.53%	0.39%	0.64%	0.51%
Total delinquencies/total loans	1.89%	[4]	1.59%	0.73%	1.94%	0.74%	2.05%	0.71%	2.40%	0.92%
Total delinquencies/total loans - adjusted [2]	0.77%	[4]	0.45%	0.73%	0.64%	0.72%	0.65%	0.71%	1.04%	0.92%
ALLL / total loans	0.89%	[4]	0.88%	1.04%	0.88%	1.05%	0.91%	1.05%	0.89%	1.07%
ALLL / Nonperforming loans (NPLs)	131.07%	[4]	207.41%	236.59%	195.51%	224.60%	170.54%	252.66%	138.27%	189.83%
ALLL / total loans, excluding purchased loans	1.05%	--	1.03%	--	1.07%	--	1.10%	--	1.11%	--
Purchased Discount & Reserves/Gross Purchased Loans	2.92%	--	3.03%	--	3.01%	--	3.03%	--	3.17%	--

- Credit Quality continues to reflect excellent loan quality:
  - Nonperforming assets increased to 0.52% of total assets
    - The increase was primarily due to an increase in single family and commercial nonaccrual loans offset somewhat by a decrease in OREO
  - Delinquencies increased to 1.89% of total loans compared to 1.59% in 2Q16
  - Adjusted delinquencies ended the quarter at 0.77%

(1) Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
(2) Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and starting in 4Q15 guaranteed portion of SBA loans
(3) Peer group revised 1Q15. Source: SNL
(4) Not available at time of publishing
(5) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

[HomeStreet]

23

Deposits 24 Total Cost of Deposits 9% 8% 11% 10% 13% 20% 23% 24% 27% 24% 61% 57% 53% 52% 51% 10% 11% 12% 12% 11% $2,445 $3,232 $3,823 $4,329 $4,504 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 12/31/2014 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.39% 0.44% 0.42% 0.46% 0.50% • Total deposits of $4.5 billion at September 30, 2016 increased $265 million or 6% from June 30, 2016 • Transaction and savings accounts increased 5% during the quarter while CD balances declined 4% during the quarter • 34.6% deposit growth during the quarter in our de-novo branches opened since 2012. Opened 14 branches, or 27% of our total network since 2012. Deposits in our acquired branches increased 11.1% during the quarter • The previously announced agreement to acquire two retail branches located in Southern California and certain related deposits from Boston Private Bank and Trust scheduled to close in November 2016

Mortgage Banking 25

Mortgage Banking Segment • Year-to-date net income increased 61.3% as a result of our investment in growth and improved operating efficiency • Average interest rate lock and forward sale commitments increased 22.6% year-over-year and our average balance of single-family loans serviced for others increased 30.9% resulting in increased gain-on-sale income and servicing income, respectively • During the period, we have had a higher proportion of support staff relative to sales staff due to the implementation of TRID and we increased the number of stand-alone single-family offices by six, which contributed to growth in non-interest expense 26 ($ in thousands) Sept. 30, 2016 Sept. 30, 2015 Sept. 30, 2016 Sept. 30, 2015 Net interest income $ 7,463 $ 8,125 $ 18,597 $ 21,336 Noninterest income 101,974 60,584 263,334 195,239 Noninterest expense 82,228 63,916 223,880 180,786 Net income before taxes 27,209 4,793 58,051 35,789 Income taxes 9,640 1,632 20,948 12,788 Net income $ 17,569 $ 3,161 $ 37,103 $ 23,001 ROAA 6.04% 1.11% 5.26% 3.06% ROATE 68.36% 10.28% 51.85% 23.96% Efficiency Ratio 75.1% 93.0% 79.4% 83.5% FTE 1,483 1,293 1,483 1,293 For the three months ended For the nine months ended

Mortgage Banking Segment – Quarter Trend • Net income increased $2.9 million from 2Q, which was primarily driven by $7.7 million higher noninterest income • 14% higher rate lock volume was the primary driver of net gain on mortgage loan origination and sale activities of $88.9 million coming in $7.9 million or 10% above 2Q • Interest rate lock commitment volume in 3Q of $2.69 billion was 14% higher than in 2Q and HFS closed loan volume of $2.65 billion was up 17% from the prior quarter • Mortgage servicing income of $11.8 million declined slightly from 12.0 million in 2Q primarily from higher MSR value decay 27 ($ in thousands) Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Net interest income $ 7,463 $ 6,089 $ 5,045 $ 6,981 $ 8,125 Noninterest income 101,974 94,295 67,065 56,631 60,584 Noninterest expense 82,228 76,928 64,723 63,183 63,916 Net income before taxes 27,209 23,456 7,387 429 4,793 Income taxes 9,640 8,786 2,522 128 1,632 Net income $ 17,569 $ 14,670 $ 4,865 $ 301 $ 3,161 ROAA 6.04% 6.67% 2.50% 0.12% 1.11% ROATE 68.36% 62.45% 21.74% 1.28% 10.28% Efficiency Ratio 75.1% 76.6% 89.8% 99.3% 93.0% FTE 1,483 1,409 1,361 1,311 1,293 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. 28 0 50 100 150 200 250 300 350 400 3Q15 4Q15 1Q16 2Q16 3Q16 Single Family Composite Margin (bps) secondary gains/rate locks loan fees/closed loans - 500 1,000 1,500 2,000 2,500 3,000 3Q15 4Q15 1Q16 2Q16 3Q16 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 3Q15 4Q15 1Q16 2Q16 3Q16 Secondary gains/rate locks (1) 275 281 300 312 297 Loan fees/closed loans (2) 36 38 36 35 37 Composite Margin 311 319 336 347 334 3Q15 4Q15 1Q16 2Q16 3Q16 HMST $1,768 $1,530 $1,479 $2,118 $2,451 WMS $16 $119 $94 $144 $197 Closed Loans $1,934 $1,649 $1,573 $2,262 $2,648 Purchase % 75% 70% 62% 69% 64% Refinance % 25% 30% 38% 31% 36% Rate locks $1,807 $1,340 $1,804 $2,362 $2,690 Purchase % 70% 67% 59% 65% 53% Refinance % 30% 33% 41% 35% 47%

Mortgage Servicing As of September 30, 2016 • Constant Prepayment Rate (CPR) – 21.6% for 3Q 2016 • W.A. servicing fee - 28.7 bps • MSRs represent 0.82% of ending UPB – 2.87 W.A. servicing fee multiple • W.A age – 26.8 months • W.A. expected life – 48.2 months as of 9/30/16 • Composition of government – 26.8% • Total delinquency - 1.2% (including foreclosures) • W.A. note rate – 3.99% 29 $14,271 $15,348 $15,981 $17,074 $18,199 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 3Q15 4Q15 1Q16 2Q16 3Q16 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape 30 Mortgage Market • MBA estimates third quarter mortgage origination nationally to increase 10% over second quarter. HomeStreet’s originations increased 17% over the prior quarter. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to increase 12.8% in 2016 over the past year, an upward revision from its prior quarter forecast of a 6.8% decrease. • Mortgage rates continue near historic lows, and nationally purchases are expected to increase by 11.4% from 2015 and comprise 53% of volume in 2016. • Housing starts for this year are expected to be up 6.7% over 2015 levels. Competitive Landscape • Purchases comprised 53% of originations nationally and 51% in the Pacific Northwest in the third quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 64% of our closed loans and 53% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest and the major markets in western United States are expected to continue to grow more quickly than the rest of the country, consistent with the past two and half years.

Earnings Guidance 31 • Currently anticipating mortgage loan lock and forward sale commitments volume of approximately $2.0 billion and $2.1 billion in the fourth quarter of 2016 and first quarter of 2017, respectively • Projecting mortgage loan held for sale closing volumes of $2.4 billion and $1.8 billion in the fourth of 2016 and first quarter of 2017, respectively • We expect mortgage loan lock and forward sale commitments and mortgage loan held for sale closing volumes to each total $9.3 billion and $9.4 billion, respectively, for 2017, subject to market interest rates, home prices, and other economic conditions • Gain on sale composite margin expected to range between 315 and 325 basis points through the end of 2017 • In our Commercial and Consumer Banking segment, we expect average net loan portfolio growth to approximate 4% to 6% quarterly during 2017 • Reflecting the continued flattening of the yield curve since last quarter, we generally expect our consolidated net interest margin to trend in the 3.30% to 3.35% level and remain in that range through 2017, absent changes in market rates and prepayment speeds • We believe that non-interest expense growth in the 3rd quarter represented a peak for the year. Therefore, we do not expect our non-interest expense to meaningfully increase during the fourth quarter • During 2017, we expect our non-interest expenses will grow approximately 2% per quarter on average, reflecting the continued investment in our growth and infrastructure The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Quarterly Report on Form 10-Q for a list of factors that may cause us to deviate from our plans or to fall short of our expectations.

. Appendix 32

Statements of Financial Condition For the three months ended For the nine months ended 33 ($ in thousands) Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Cash and cash equivalents $ 55,998 $ 45,229 $ 46,356 $ 32,684 $ 37,303 Investment securities 991,325 928,364 687,081 572,164 602,018 Loans held for sale 893,513 772,780 696,692 650,163 882,319 Loans held for investment, net 3,764,178 3,698,959 3,523,551 3,192,720 3,012,943 Mortgage servicing rights 167,501 147,266 148,851 171,255 146,080 Other real estate owned 6,440 10,698 7,273 7,531 8,273 Federal Home Loan Bank stock, at cost 39,783 40,414 40,548 44,342 44,652 Premises and equipment, net 72,951 67,884 67,323 63,738 60,544 Goodwill 19,900 19,846 20,366 11,521 11,945 Other assets 215,012 209,738 179,211 148,377 169,576 Total assets $ 6,226,601 $ 5,941,178 $ 5,417,252 $ 4,894,495 $ 4,975,653 Deposits $ 4,504,560 $ 4,239,155 $ 3,823,027 $ 3,231,953 $ 3,307,693 Federal Home Loan Bank advances 858,923 878,987 883,574 1,018,159 1,025,745 Accounts payable and other liabilities 151,968 138,307 119,662 117,251 119,900 Long-term debt 125,122 125,126 61,857 61,857 61,857 Total liabilities 5,640,573 5,381,575 4,888,120 4,429,220 4,515,195 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 276,844 276,303 273,168 222,328 222,047 Retained earnings 300,742 273,041 251,292 244,885 236,207 Accumulated other comprehensive income (loss) 7,931 9,748 4,161 (2,449) 1,693 Total shareholders’ equity 586,028 559,603 529,132 465,275 460,458 Total liabilities and shareholders’ equity $ 6,226,601 $ 5,941,178 $ 5,417,252 $ 4,894,495 $ 4,975,653

Non-GAAP Financial Measures

Tangible Book Value:

(dollars in thousands, except share data)	Quarter Ended Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Nine Months Ended Sept. 30, 2016	Sept. 30, 2015
Shareholders' equity	$586,028	$559,603	$529,132	$465,275	$460,458	$586,028	$460,458
Less: Goodwill and other intangibles	(28,573)	(28,861)	(29,126)	(20,266)	(20,250)	(28,573)	(20,250)
Tangible shareholders' equity	$557,455	$530,742	$500,006	$445,009	$440,208	$557,455	$440,208
Common shares outstanding	24,833,008	24,821,349	24,550,219	22,076,534	22,061,702	24,833,008	22,061,702
Book value per share	$23.60	$22.55	$21.55	$21.08	$20.87	$23.60	$20.87
Impact of goodwill and other intangibles	(1.15)	(1.17)	(1.18)	(0.92)	(0.92)	(1.15)	(0.92)
Tangible book value per share	$22.45	$21.38	$20.37	$20.16	$19.95	$22.45	$19.95
Average shareholders' equity	$588,335	$548,080	$510,883	$470,635	$460,489	$549,242	$429,071
Less: Average goodwill and other intangibles	(28,769)	(28,946)	(26,645)	(20,195)	(20,596)	(28,122)	(19,491)
Average tangible shareholders' equity	$559,566	$519,134	$484,238	$450,440	$439,893	$521,120	$409,580
Return on average shareholders' equity	18.83%	15.87%	5.02%	7.38%	8.65%	13.56%	10.14%
Impact of goodwill and other intangibles	0.97%	0.89%	0.27%	0.33%	0.41%	0.73%	0.49%
Return on average tangible shareholders' equity	19.80%	16.76%	5.29%	7.71%	9.06%	14.29%	10.63%

[HomeStreet]

34

Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Nine Months Ended Sept. 30, 2016	Sept. 30, 2015
Net income	$27,701	$21,749	$6,407	$8,678	$9,961	$55,857	$32,641
Impact of acquisition-related items (net of tax)	333	666	3,378	109	(512)	4,377	2,909
Net income, excluding acquisition-related items (net of tax)	$28,034	$22,415	$9,785	$8,787	$9,449	$60,234	$35,550
Noninterest expense	$114,399	$111,031	$101,353	$92,725	$92,026	$326,783	$273,843
Deduct: acquisition-related expenses	(512)	(1,025)	(5,198)	(754)	(437)	(6,735)	(15,810)
Noninterest expense, excluding acquisition-related expenses	$113,887	$110,006	$96,155	$91,971	$91,589	$320,048	$258,033
Diluted earnings per common share	$1.11	$0.87	$0.27	$0.39	$0.45	$2.27	$1.58
Impact of acquisition-related items (net of tax)	0.01	0.03	0.14	-	(0.03)	0.18	0.14
Diluted earnings per common share, excluding acquisition-related items (net of tax)	$1.12	$0.90	$0.41	$0.39	$0.42	$2.45	$1.72
Return on average assets	1.79%	1.54%	0.51%	0.71%	0.83%	1.33%	0.98%
Impact of acquisition-related items (net of tax)	0.02%	0.05%	0.27%	0.01%	(0.05)%	0.10%	0.09%
Return on average assets, excluding acquisition-related items (net of tax)	1.81%	1.59%	0.78%	0.72%	0.78%	1.43%	1.07%
Return on average shareholders' equity	18.83%	15.87%	5.02%	7.38%	8.65%	13.56%	10.14%
Impact of acquisition-related items (net of tax)	0.24%	0.49%	2.64%	0.09%	(0.44)%	1.06%	0.91%
Return on average shareholders' equity, excluding acquisition-related items (net of tax)	19.07%	16.36%	7.66%	7.47%	8.21%	14.62%	11.05%
Return on average tangible shareholders' equity	19.80%	16.76%	5.29%	7.71%	9.06%	14.29%	10.63%
Impact of acquisition-related items (net of tax)	0.24%	0.51%	2.79%	0.09%	(0.47)%	1.12%	0.94%
Return on average tangible shareholders' equity, excluding acquisition-related items (net of tax)	20.04%	17.27%	8.08%	7.80%	8.59%	15.41%	11.57%
Efficiency ratio	72.15%	75.55%	90.17%	88.18%	85.92%	78.20%	84.41%
Impact of acquisition-related items (net of tax)	(0.32)%	(0.69)%	(4.62)%	(0.39)%	0.24%	(1.62)%	(3.03)%
Efficiency ratio, excluding acquisition-related items (net of tax)	71.83%	74.86%	85.55%	87.79%	86.16%	76.58%	81.38%

[HomeStreet]
35

Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

(dollars in thousands)	Quarter Ended Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Nine Months Ended Sept. 30, 2016	Sept. 30, 2015
Commercial and Consumer Banking Segment:							
Net income	$10,132	$7,079	$1,542	$8,377	$6,800	$18,753	$9,640
Impact of acquisition-related items (net of tax)	333	666	3,378	109	(512)	4,377	2,909
Net income, excluding acquisition-related items (net of tax)	$10,465	$7,745	$4,920	$8,486	$6,288	$23,130	$12,549
ROAA	0.81%	0.60%	0.15%	0.84%	0.71%	0.54%	0.38%
Impact of acquisition-related items (net of tax)	0.03%	0.06%	0.32%	0.01%	(0.05)%	0.13%	0.11%
ROAA, excluding acquisition-related items (net of tax)	0.83%	0.66%	0.46%	0.85%	0.66%	0.66%	0.49%
ROAE	8.29%	6.28%	1.47%	8.99%	7.99%	5.52%	4.33%
Impact of acquisition-related items (net of tax)	0.27%	0.59%	3.23%	0.12%	(0.60)%	1.29%	1.31%
ROAE, excluding acquisition-related items (net of tax)	8.57%	6.87%	4.71%	9.11%	7.39%	6.81%	5.64%
ROATE	8.81%	6.71%	1.58%	9.51%	8.51%	5.89%	4.64%
Impact of acquisition-related items (net of tax)	0.29%	0.63%	3.45%	0.12%	(0.64)%	1.37%	1.40%
ROATE, excluding acquisition-related items (net of tax)	9.10%	7.34%	5.03%	9.64%	7.87%	7.26%	6.04%
Efficiency ratio	65.51%	73.22%	90.92%	71.12%	73.22%	75.68%	86.28%
Impact of acquisition-related items (net of tax)	(1.04)%	(2.20)%	(12.90)%	(1.17)%	0.38%	(4.95)%	(9.42)%
Efficiency ratio, excluding acquisition-related items (net of tax)	64.47%	71.02%	78.02%	69.95%	73.60%	70.73%	76.86%

[HomeStreet]
36